AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 6, 2000,
                                                     REGISTRATION NO. -_________

                            -----------------------

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                            -----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                            -----------------------

                               STEVEN MADDEN, LTD.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                                        13-3588231
----------------------------               ------------------------------------
(STATE OR OTHER JURISDICTION               (I.R.S. EMPLOYER IDENTIFICATION NO.)
OF ORGANIZATION)

                52-16 BARNETT AVENUE, LONG ISLAND CITY, NY 11104
               ---------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 1999 STOCK PLAN
                            ------------------------
                            (FULL TITLE OF THE PLAN)

                                  STEVEN MADDEN
                             CHIEF EXECUTIVE OFFICER
                               STEVEN MADDEN, LTD.
                              52-16 BARNETT AVENUE
                           LONG ISLAND CITY, NY 11104
                     ---------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (718) 446-1800
                     ---------------------------------------
                     (TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                                                             CONTINUED OVERLEAF

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

Title of            Amount           Proposed maximum    Proposed maximum    Amount of
securities          to be            offering price      aggregate           registration
to be registered    registered(1)    per share           offering price      fee
----------------    -------------    ----------------    ----------------    ------------
Common Stock          575,000(2)        $ 7.0625(3)        $4,060,937.50       $1,072.69

Total                                                                          $1,072.69
-----------

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended ("Securities Act"), this registration statement also covers an indeterminate number of shares as may be required by reason of any stock dividend, recapitalization, stock split, reorganization, merger, consolidation, combination or exchange of shares or other similar change affecting the stock.

(2) Includes 575,000 shares of Common Stock reserved under the 1999 Stock Plan, as amended.

(3) Estimated solely for the purpose of calculating the registration fee based upon the closing price of the shares of Common Stock on July 3, 2000 of $ 7.0625 reported on The Nasdaq National Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  Plan Information

ITEM 2.  Registrant Information and Employee Plan Annual Information

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents By Reference

         The following documents, as filed with the Securities and Exchange Commission by Steven Madden, Ltd., a Delaware corporation (the "Corporation"), are incorporated herein by reference:

         (1) Current Report on Form 8-K filed on June 28, 2000.

         (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

         (3) Proxy Statement on Schedule 14A dated April 12, 2000.

         (4) Annual Report on Form 10-K for the period ended December 31, 1999.

         (5) The description of the Common Stock, par value $.0001 per share ("Common Stock"), of the Corporation contained in the Corporation registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  Description of Securities.

         Not Applicable.

ITEM 5.  Interests of Named Experts and Counsel

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

         Article Tenth of the Registrant's Certificate of Incorporation states as follows:

         The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of their heirs, executors, and administrators of such a person.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         The following is a complete list of exhibits filed as a part of this registration statement:

EXHIBIT NO.   DOCUMENT

5.1           Opinion of Berlack, Israels & Liberman LLP.

10.1          1999 Stock Plan, as amended.

23.1          Consent of Berlack, Israels & Liberman LLP (included in Exhibit
              5.1).

23.2          Consent of Richard A. Eisner & Company, LLP.


ITEM 9.  UNDERTAKINGS

     A.  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information is required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial BONA FIDE offering thereof; and;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable, In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirement of the Securities Act of 1933, as amended, the Registrant, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Long Island City, New York, on the 30th day of June, 2000.

                                            STEVEN MADDEN, LTD.


                                            By: /s/ STEVEN MADDEN
                                                --------------------------------
                                                Steven Madden
                                                Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendments thereto has been signed below by the following persons in the capacities and on the dates indicated.

Signature                      Title                               Date
---------                      -----                               ----

/s/ CHARLES KOPPELMAN          Chairman of the Board               June 30, 2000
------------------------
Charles Koppelman

/s/ STEVEN MADDEN              Chief Executive Officer             June 30, 2000
-------------------------
Steven Madden

/s/ RHONDA BROWN               President and Chief Operating       June 30, 2000
-------------------------      Officer and Director
Rhonda Brown

/s/ ARVIND DHARIA              Chief Financial and Chief           June 30, 2000
------------------------       Accounting Officer and Director
Arvind Dharia

/s/ JOHN BASILE                Executive Vice President            June 30, 2000
------------------------       and Director
John Basile

/s/ LES WAGNER                 Vice President - Steven Madden      June 30, 2000
------------------------       Retail, Inc. and Director
Les Wagner

/s/ JOHN L. MADDEN             Director                            June 30, 2000
------------------------
John L. Madden

/s/ PETER MIGLIORINI           Director                            June 30, 2000
------------------------
Peter Migliorini

                               STEVEN MADDEN, LTD

                                    EXHIBITS

                                       TO

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS

EXHIBIT NO.   DOCUMENT

5.1           Opinion of Berlack, Israels & Liberman LLP.

10.1          1999 Stock Plan, as amended.

23.1          Consent of Berlack, Israels & Liberman LLP (included in Exhibit
              5.1).

23.2          Consent of Richard A. Eisner & Company, LLP.